EXHIBIT 10.1

Form of Exchange Agreement

August 10, 2023

Senseonics Holdings, Inc.

5.25% Convertible Senior Notes due 2025

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with Senseonics Holdings, Inc., a Delaware corporation (the “Company”), certain 5.25% Convertible Senior Notes due 2025, CUSIP 81727U AC9 (the “Notes”) for the Exchange Consideration (as defined below) pursuant to this exchange agreement (the “Agreement”). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is also a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an “Institutional Account” as defined in FINRA Rule 4512(c). Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the Indenture, dated as of July 25, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

1.Exchange. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange for itself and on behalf of the Exchanging Investors, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for:
(a)An amount of cash, per $1,000 principal amount of such Exchanged Notes, equal to $243.51 (the “Cash Payment”);
(b)A number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), per $1,000 principal amount of such Exchanged Notes equal to the Conversion Ratio (the “Initial Shares”, and together with the Cash Payment, the “Initial Exchange Consideration”); plus
(c)An additional number of Shares per $1,000 principal amount of such Exchanged Notes equal to the difference of (x) the quotient of (i) the Final Purchase Price less the Cash Payment divided by (ii) the average of the Daily VWAPs (as defined below) over the Reference Period (as defined below) (such average, the “Reference Price”) less (y) the Conversion Ratio (the “Final Settlement Shares” and together with the Initial Exchange Consideration, the “Exchange Consideration”);

in the case of clauses (b) and (c) above, as adjusted in good faith by the Company for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring on or after the date hereof and prior to the applicable Settlement Date; provided that the number of Shares to be exchanged for the Exchanged Notes shall be rounded down to the nearest whole share for each Exchanging Investor.

Notwithstanding the foregoing, in no event shall the number of Shares issuable under this Agreement and in exchange for other Notes pursuant to any other exchange agreement entered into on or about the date of this Agreement (the “Other Exchange Agreements”) between the Company and holders of such other Notes with respect to the exchange of Notes for Common Stock exceed 10.0% of the Company’s issued and outstanding Common Stock on the date hereof (the “Threshold”).  If such aggregate amount of shares of Common Stock were to exceed the Threshold, the principal amount of Final Exchanged Notes (as defined below) exchanged by each Exchanging Investor under this Agreement and the “Exchanging Investors” under the Other Exchange Agreements shall be reduced on a pro rata basis (but not below zero) based on the principal amount of Notes exchanged by each such Exchanging Investor under this Agreement and each such “Exchanging Investor” under the Other Exchange Agreements such that such aggregate amount of Shares would approximately equal the Threshold (and for the avoidance of doubt, no Shares in excess of the Threshold or other additional consideration shall be deliverable by the Company in respect of the Initial Exchanged Notes).

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Conversion Ratio” means 757.5758.

“Daily VWAP” means, for each Trading Day (as defined below) in the Reference Period (as defined below), the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SENS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the Last Reported Sale Price on such day). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Delta Percentage” means 60%.

“Final Exchanged Notes” means an aggregate principal amount of Exchanged Notes identified as “Final Exchanged Notes” on Exhibit A hereto.

“Final Purchase Price” means the sum of (A) the Initial Purchase Price and (B) the product of (x) the Reference Price less the Initial Reference Price (y) the Conversion Ratio and (z) the Delta Percentage.

“Initial Exchanged Notes” means an aggregate principal amount of Exchanged Notes identified as “Initial Exchanged Notes” on Exhibit A hereto.

“Initial Purchase Price” means $1,023.76.

“Initial Reference Price” means $0.90.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Reference Period” means the period of 15 consecutive Trading Days commencing on the first Trading Day following the date hereof.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on The NYSE American or, if the Common Stock is not then listed on The NYSE American, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

For the avoidance of doubt, no cash will be paid to any Exchanging Investor in respect of any accrued and unpaid interest on the Exchanged Notes or in respect of any fractional shares.

The Investor agrees that it and any Exchanging Investor shall not deliver a Notice of Conversion with respect to any Exchanged Notes and the Investor and each Exchanging Investor shall hold the Exchanged Notes until the applicable Closing (as defined below). In consideration for the performance of their obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Initial Exchange Consideration on the Initial Closing Date (as defined below) and the Final Settlement Shares on the Final Closing Date to each Exchanging Investor in exchange for its Exchanged Notes.

The Exchange shall occur in accordance with the procedures set forth in Exhibit B.2 hereto (the “Exchange Procedures”); provided that each of the Company and the Investor acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of the transfer agent, The Depositary Trust Company (“DTC”) or The NYSE American (including the procedures and mechanics regarding the listing of the Shares on The NYSE American) or other events beyond the Company’s control and that such a delay will not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect such delivery, or (ii) such delay arises due to a failure by Investor to deliver settlement instructions in accordance with Section 3(q); provided, further, that no delivery of Shares will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.

The initial settlement of the Exchange (the “Initial Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on August 14, 2023 (subject to the provisos to the immediately preceding paragraph, the “Initial Closing Date”), or at such other time and place as the Company and the Investor may mutually agree. The final settlement of the Exchange (the “Final Closing” and together with the Initial Closing, each a “Closing”) shall take place remotely on the second Trading Day immediately following the last Trading Day of the Reference Period (subject to the provisos to the immediately preceding paragraph, the “Final Closing Date,” together with the Initial Closing, each a “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree.

On the Initial Closing Date, subject to satisfaction of the conditions precedent specified herein, and the prior receipt by the Company from the Investor of the Initial Exchanged Notes, the Company shall deliver the Initial Shares to the DTC account and the Cash Consideration by wire transfer to the account, in each case specified by the Investor for each relevant Exchanging Investor in Exhibit B.1.

On the Final Closing Date, subject to the Initial Closing having occurred, and the prior receipt by the Company from the Investor of the Final Exchanged Notes, the Company shall deliver the Final Settlement Shares to the DTC account specified by the Investor for each relevant Exchanging Investor in Exhibit B.1.

All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Exchange Consideration will be determined by the Company, in its sole discretion, which determination shall be final and binding. Subject to the terms and conditions of this Agreement, upon the delivery of the Exchange Consideration, the Investor hereby, for itself and on behalf of its Accounts, irrevocably (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company and Goldman Sachs & Co. LLC (the “Placement Agent”) from any and all claims, actions, causes or rights, whether known or unknown, contingent or matured, that the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

2.Representations and Warranties and Covenants of the Company. As of the date hereof and each Closing Date, the Company represents and warrants to, and covenants with, the Exchanging Investors that:
(a)The Company and each of its subsidiaries are entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite power and authority to own their properties and to carry on their business as now being conducted, except in the case of the Company’s subsidiaries as would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material

Adverse Effect. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
(b)This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (B) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).
(c)This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor and each Exchanging Investor herein, any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company and its subsidiaries, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or non-governmental regulatory authorities (including The NYSE American, other than the filing with The New York Stock Exchange of a supplemental listing application of the Shares, which the Company will so file) is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be made or obtained after the applicable Closing without penalty or such that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
(d)When issued, delivered and paid for in the manner set forth in this Agreement, the Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Liens (as defined in Section 3(c) below), option, equity or other adverse claim thereto, including claims or rights under any voting trust agreements, shareholder agreements or other agreements to which the Company is a party, and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights under the General Corporation Law of the State of Delaware or any agreements to which the Company is a party (other than any such rights that will be waived prior to the applicable Closing). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties hereunder, the Shares (A) will be issued in the Exchange in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (B) when issued will be free of any restrictive legend and, subject to the requirements of Rule 144(i)(2), will not be subject to restrictions on transfer under Rule 144 promulgated under the Securities Act.
(e)At the applicable Closing, the Shares to be issued at such Closing shall have been approved for listing on The NYSE American, subject only to notice of official issuance.
(f)From January 1, 2023 to the date of this Agreement, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or timely filed notifications of late filings for any of the foregoing (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.
(g)Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any Exchanging Investor in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.
(h)The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee or transfer agent to be reasonably necessary to complete the Exchange.
(i)The Company hereby agrees to publicly disclose on or before 8:30 a.m., New York City time, on the first Business Day after the date hereof, the exchange of the Exchanged Notes as contemplated by this Agreement in a press release, Current Report on Form 8-K or Quarterly Report on Form 10-Q. The Company hereby acknowledges and agrees that any such press release, Current Report on Form 8-K or Quarterly Report on Form 10-Q will disclose all confidential information communicated by the Company to the Investor or any Exchanging Investor in connection with the Exchange to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise.
3.Representations and Warranties and Covenants of the Investor. As of the date hereof and as of each Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company that:
(a)The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(b)The Investor has all requisite power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to the Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.
(c)As of the date hereof and as of the Initial Closing, each of the Exchanging Investors is the sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit A attached to the Agreement. As of the Final Closing, each of the Exchanging Investors is the sole legal and beneficial owner of the Final Exchanged Notes set forth on Exhibit A attached to the Agreement. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”). None of the Exchanging Investors has, nor prior to the applicable Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker and other than the authority granted by the Exchanging Investors to the Investor, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.
(d)This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the organizational documents of any Investor or any Exchanging Investor, (ii) any agreement or instrument to which any Investor or any Exchanging Investor is a party or by which such Investor or Exchanging Investor or their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor or any Exchanging Investor. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Investor or any Exchanging Investor in connection with the execution, delivery and performance by the Investor or any Exchanging Investor of this Agreement and the consummation by the Exchanging Investors of the Exchange.
(e)The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for each Exchanging Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchanging Investor is subject, and the Company shall have no responsibility therefor.
(f)The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with the Investor’s and each Exchanging Investor’s examination of the Company and the terms of the Exchange and the Shares and no statement or printed material which is contrary to such information has been made or given to the Investor or any Exchanging Investor by or on behalf of the Company, and the Company does not take, and the Placement Agent does not take, any responsibility for, and neither the Company nor the Placement Agent can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.
(g)The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of the Investor’s and each Exchanging Investor’s own professional advisors, to the extent that the Investor and such Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of the Exchange and this Agreement and the Investor and such Exchanging Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor and such Exchanging Investor. The Investor and each Exchanging Investor has considered the suitability of the Shares as an investment in light of the Investor and such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.

(h)The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, the Placement Agent or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire the Shares in the Exchange. It is understood that information provided by the Company, the Placement Agent or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company, the Placement Agent or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.
(i)The Investor confirms that the Company has not (i) given the Investor or any Exchanging Investor any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. The Investor confirms that it and each Exchanging Investor is not relying and has not relied, upon any statement, advice (whether accounting, tax, financial legal or other), representation or warranty by the Company or any of its affiliates or representatives, including, without limitation, the Placement Agent, its affiliates and its or their directors, officers, employees, representatives and controlling persons, except for the representations and warranties made by the Company in this Agreement, and that the Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor and the Exchanging Investors.
(j)The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Shares. The Investor and each Exchanging Investor has had access to the SEC filings (the “SEC Filings”) of the Company and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.
(k)Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, an “Institutional Account” as defined in FINRA Rule 4512(c) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and agrees not to reoffer or resell the Shares except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder (it being understood, however, that the disposition of such person’s property shall at all times be within such person’s control). The Investor agrees to furnish any additional information regarding the Investor or any Exchanging Investor reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.
(l)The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of each Closing Date, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To the Investor’s knowledge, no Exchanging Investor acquired any of the Notes, directly or indirectly, from an Affiliate of the Company.

(m)Each Exchanging Investor is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and the Shares are being issued without registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exemption depends in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor on behalf of the Exchanging Investors in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth herein. The Investor agrees that until it has resold the Shares, if the Company at any time notifies the Investor that the Company is not in compliance with the requirements of Rule 144(i)(2), the Investor will not resell the Shares in reliance upon Rule 144 until the Company is in compliance with the requirements of Rule 144(i)(2).
(n)The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.
(o)The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that neither it nor any Exchanging Investor become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.
(p)The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.
(q)No later than one (1) Business Day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to the Agreement for each of the Exchanging Investors and the tax related information and forms specified in Section 19.
(r)The Investor acknowledges it and each Exchanging Investor understands that the Company intends to pay the Placement Agent a fee in respect of the Exchange.
(s)The Investor acknowledges and agrees that it and each Exchanging Investor has not disclosed, and will not disclose, to any third party any information regarding the Exchange, and has not transacted, and will not transact in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Placement Agent with respect to the transactions contemplated by this Agreement until after the confidential information (as described in the confirmatory wall-crossing email received by the Investor from the Placement Agent) is made public.

(t)The Investor and each Exchanging Investor acknowledges and the Investor agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Placement Agent, its affiliates and its or their directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC Filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Exchanged Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor or in connection with the Exchange.
(u)The Investor and each Exchanging Investor represents and warrants that (i) it is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating companies and purchasing and selling their securities; (ii) it has conducted and relied upon its own due diligence investigation of the Company and its own in-depth analysis of the merits and risks of the Exchange in making its investment decision and has not relied upon any information provided by the Placement Agent or any investigation of the Company conducted by the Placement Agent; and (iii) it agrees that the Placement Agent shall have no liability to it in connection with the Exchange.
(v)The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.
(w)The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.
(x)The Investor and each Exchanging Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 3.
(y)The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B.1 attached to this Agreement.
(z)The Investor and each Exchanging Investor understands that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors are no longer accurate, the Investor shall promptly notify the Company and the Placement Agent prior to the applicable Closing Date. The

Investor understands that, unless the Investor notifies the Company in writing to the contrary before the applicable Closing Date, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of such Closing Date. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 3(z), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.
4.Conditions to Obligations of the Investor and the Company. The obligations of the Investor and the Exchanging Investors and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 2 hereof (with respect to the Investor and Exchanging Investors) and of the Investor contained in Section 3 hereof (with respect to the Company) shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.
5.Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.
6.Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.
7.Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
8.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.
9.Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
10.Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
11.Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.
12.Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a Business Day, on the first subsequent Business Day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to the Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):
If to the Company:	Senseonics Holdings, Inc. 20451 Seneca Meadows Parkway Germantown, MD 20876-7005 Attn: Chief Financial Officer
with a copy to (which shall not constitute notice):	Cooley LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, VA 20190-5656 Attention: Darren DeStefano Email: ddestefano@cooley.com
13.Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company, the Investor and the Exchanging Investors and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.Notification of Changes. After the date of this Agreement, each of the Company, the Investor and Exchanging Investors hereby covenants and agrees to notify the other upon the occurrence of any event prior to either Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company, the Investor or any Exchanging Investor, as the case may be, contained in this Agreement to be false or incorrect.
15.Reliance by the Placement Agent. The Placement Agent may rely on each representation and warranty of the Company, the Investor and each Exchanging Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 15.
16.Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
17.Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.
18.Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Initial Closing has not occurred on or before [●] without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if the Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, the Agreement will become void and of no further force and effect.
19.Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN,” generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 stating that the Exchanging Investor is not subject to backup withholding and that the Exchanging Investor is a United States person, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”). The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. See Exhibit C for certain additional information. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.

20.Section and Other Headings. The section and other headings contained in Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
SENSEONICS HOLDINGS, INC.
By Name: Title:

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

    AGREED AND ACCEPTED:

Investor:
[_____________], in its capacity as described in the first paragraph hereof By Name: Title:

Exchanging Investor Information

Exchanging Investor Name, Address, Email and Phone Number	Exchanged Notes
	Initial Exchanged Notes	Final Exchanged Notes	Total Exchanged Notes

Exchanging Investor:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Notes:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number :

DTC Participant Contact Email :

Account # at Bank/Broker:

Account for Shares (if different from Notes):

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number :

DTC Participant Contact Email :

Account # at Bank/Broker:

Wire instructions for Cash Payment:

Bank Name:

Bank Address:

ABA Routing Number:

Account Name:

Account Number:

Contact Person:

FFC Account Name

FFC Account # at Bank/Broker:

Exchange Procedures

NOTICE TO INVESTOR

These are the Exchange Procedures for the settlement of the exchange of 5.25% Convertible Senior Notes due 2025, CUSIP 81727U AB1 (the “Exchanged Notes”) of Senseonics Holdings, Inc., a Delaware corporation (the “Company”), for the Shares to be issued as Exchange Consideration (as defined in and pursuant to the Agreement between you and the Company), which is expected to occur on or about August 14, 2023 and on September 5, 2023. To ensure timely settlement for the Exchange Consideration, please follow the instructions as set forth below.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.

If you have any questions, please contact Elizabeth Oppong of Goldman Sachs & Co. LLC at 212-902-0360.

On each Closing Date, to deliver the applicable Exchanged Notes:

You must direct the eligible DTC participant through which you hold a beneficial interest in the Notes on the applicable Closing Date, no later than 9:00 a.m., New York City time, to post a withdrawal request through DTC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares on such Closing Date. It is important that this instruction be submitted and the one-sided DWAC withdrawal (not a deliver vs. payment or free delivery) is posted on such Closing Date no later than 9:00 a.m., New York City time.

To receive Exchange Consideration:

●	To receive the Shares:

You must direct the eligible DTC participant on the applicable Closing Date, no later than 9:00 a.m., New York City time, to post a deposit request through DTC via DWAC for the aggregate number of Initial Shares or Final Settlement Shares, as applicable, deliverable on such Closing Date in respect of the Exchanged Notes. It is important that this instruction be submitted and the applicable DWAC posted on such Closing Date no later than 9:00 a.m., New York City time.

●	To receive the Cash Payment:

You must provide valid wire instructions to the Company.

Computershare Trust Company, N.A. is the Transfer Agent and Registrar for the Shares.

Closing: On the applicable Closing Date, after the Company receives your Initial Exchanged Notes or Final Exchanged Notes, as applicable, and your delivery instructions and a withdrawal request in respect of the applicable Exchanged Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will deliver the applicable Exchange Consideration in respect of the Exchanged Notes on such Closing Date in accordance with the delivery instructions above.

Under U.S. federal income tax law, a holder who exchanges Notes for Shares and/or Cash Payment generally must provide such holder’s correct TIN on a properly completed and executed IRS Form W-9 (available from the Company or at www.irs.gov/pub/irs-pdf/fw9.pdf) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed under Section 6723 of the Code. In addition, certain payments made to holders may be subject to U.S. backup withholding (currently set at 24% of the payment). If a holder is required to provide a TIN but does not have a TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders (including corporations and non-U.S. holders) are not subject to these backup withholding and reporting requirements.

A non-U.S. holder (i) will be subject to 30% U.S. federal withholding unless such holder establishes an exemption from, or a reduced rate of, such withholding, and (ii) must establish its status as an exempt recipient from backup withholding and can do so by submitting a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments), or other applicable IRS Form W-8 (available from the Company or at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status. This form also may establish an exemption from withholding under Section 1471 through 1474 of the Code.

U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.  Exchanging Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

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